Exhibit 10 AI
                                                                  -------------

                    FIRST AMENDMENT TO AGREEMENT OF LEASE
                             DATED JULY 17, 1990
                       MADE THIS 30TH DAY APRIL, 1991
                               BY AND BETWEEN


      THE BUNCHER COMPANY (hereinafter called "Landlord"), a Pennsylvania Corporation having its principal place of business in Allegheny County, Pennsylvania.

                                     AND

      HAEMONETICS CORPORATION (hereinafter called "Tenant"), a Massachusetts Corporation having its principal place of business in the City of Braintree, Norfolk County, Massachusetts.

      WHEREAS, the parties heretofore entered into a certain Agreement of Lease dated July 17, 1990 (the "Lease") covering certain property in the Buncher Industrial District, Leetsdale, Pennsylvania; and

      WHEREAS, all terms defined in the Lease and used herein shall have the same meaning herein as in the Lease unless otherwise provided herein; and

      WHEREAS, the parties hereto desire to amend the Lease to (i) expand the Leased Premises by an additional 30,601 square feet, (the "Additional Space"), (ii) revise the rentals payable under the Lease, (iii) extend the initial term of the Lease, and (iv) provide for certain renovations (the "Renovations") to the Additional Space.

      NOW, THEREFORE, in consideration of the premises and intending to be legally bound, the parties hereto promise, covenant and agree as follows:

            1. LEASED PREMISES: The Lease is amended to include the Additional Space and the Leased Premises is and shall be all that certain area outlined in red on Exhibit A-2 attached hereto and made a part hereof.

            2. TERM: The expiration date of the initial five (5) year term of the Lease is hereby extended from August 31, 1995 to a date which date shall be sixty (60) full months from the date (the "Completion Date") Landlord designates in written notice to Tenant stating that the Renovations are substantially completed and the Additional Space is ready for Tenant's use and occupancy. The initial term of this Lease as herein amended shall be hereinafter referred to as "Extended Term".

            If the completion Date is other than on the first day of a month, then the term shall run for a full sixty (60) months from the first day of the month following the Completion Date so as to end on the last day of the sixtieth full month from the Completion Date.

            3. RENTAL: Tenant shall continue to pay to Landlord as rental for the Leased Premises a monthly rental of $13,904.85 on the first day of each calendar month during the term of the Lease until the Completion Date. Commencing on the first day of the first month following the Completion Date or on the Completion Date if the Completion Date is the first day of a month and on the first day of each succeeding month thereafter during the remaining term of this Lease as extended pursuant to paragraph 2 above, Tenant shall pay to Landlord a monthly rental for the Leased Premises the amount of $20,9178.58.

            If the Completion Date is other than the first day of a month, Tenant shall pay to Landlord as additional rental hereunder a per diem rental of $230.55 from the Completion Date to and including the last day of said month. Said per diem rental shall be due and payable on the last day of the month for which the per diem rental is so calculated.

            All rentals payable hereunder shall be payable in advance, without demand, deduction or setoff. Remittance for rental and any additional rentals payable hereunder shall be paid to Landlord's
      Agent, the Buncher Management Agency, Inc., 5600 Forward Avenue, P. O. Box #81930, Pittsburgh, Pennsylvania 15217-0930, or at such other place or to such other person as may be designated from time to time by Landlord in writing.

            4. INSURANCE: Effective as of the date hereof the provisions of Section 8 of the Lease is amended to provide that the replacement value of the Leased Premises is increased from $1,500,000 to $2,300,000.

            5. COMPLETION: Landlord, at its sole cost and expense will use its best efforts to diligently pursue the completion of the Renovations as set forth in paragraph 6 below. Tenant will cooperate with Landlord and will take such reasonable steps to conduct its operation so as not to interfere with or delay Landlord in the completion of its work.

            6. RENOVATIONS: Landlord at its sole cost and expense shall complete or cause to be completed the following work all in accordance with the scope of work as set forth below, and in accordance with the Buncher Management Agency, Inc.'s standards and specifications.

                  Building Finishes
                  -----------------

                  1. Interior block walls will be repainted white and any cracks repaired.

                  2. Two (2) existing overhead doors on the back wall will be removed and the openings blocked up.

                  3. New openings will be made in the demising wall between building #18 & 18A as said buildings are identified on Exhibit
            A.  Size of openings to be mutually agreed upon.

                  4. Interior steel frame and roof decking to be repainted white.

                  5. Any cracks in the floor will be repaired as necessary and floor will be cleaned and sealed.

                  6. Landlord will repair or replace as necessary gas-fired thermostatically controlled units to provide 50 degrees inside temperature at 0 degrees outside temperature.

                  7. Landlord will repair or replace as necessary the existing lighting.

                  8. Two (2) existing vertical lift motor operated doors (21' 10" X 14' 8") at truck wells will be replaced with new doors to match those installed in building #18.

                  9. Landlord will repair and patch asphalt paving and apply new wearing surface.

                  7. RENEWAL OPTIONS: Paragraph 8 of the Rider to the Lease is hereby amended to read as follows:

                        "(a) Tenant shall have the right to extend the
                  Extended term of this Lease for one (1) additional term of five (5) years (the "Renewal Term"), such Renewal Term to commence immediately following the Extended Term of the Lease. Tenant may exercise the right to extend the term for the Renewal Term only by delivering to Landlord written notice of Tenant's exercise of such right not less than one (1) year prior to the termination of the Extended Term. The terms and conditions of this Lease shall continue in full force and effect through the Renewal Term, except that the monthly rental set forth in paragraph 3 of this First Amendment to Agreement of Lease shall be increased (but not decreased) pursuant to the following formula:

                   Monthly rental = $20,917.58 X  CPI in effect on Commencement
                   for the Renewal             Date plus 65% of the amount by
                   Term for which              which the CPI in effect in the
                   this computation            last month of the Extended Term
                   is made                     exceed the CPI on Commencement
                                               Date
                                               -------------------------------

                                               CPI on Commencement Date

                        The CPI, as referred to herein means the "Consumer
                  Price Index for All Urban Consumers 1984 - 100" relating to the Pittsburgh metropolitan area, as issued by the Bureau of Labor Statistics of the United States Department of Labor, or any successor to the functions thereof. In the event of the conversion of the CPI to a different standard reference base or any other revision thereof, the determination hereunder shall be made with the use of such Bureau of Labor Statistics or successor to the functions thereof or in the absence of the publication of such conversion factor, formula or table as Landlord shall reasonably designate.

                        (b) The foregoing option and right to extend the term of the Lease for the Renewal Term is subject to (i) Tenant's timely exercise of this option as herein provided, (ii) Haemonetics Corporation itself being in full possession of the Leased Premises at the time of the exercise of such option and at the commencement of the Renewal Term, and (iii) Tenant not being in default at the time of the exercise of the option or at the commencement of the Renewal Term".

      IN WITNESS WHEREOF, the parties have executed this First Amendment to Agreement of Lease on the day and year first above written.


ATTEST:                                THE BUNCHER COMPANY

/s/ Bernita B. Balter                  /s/ Jack G. Buncher
-------------------------              -----------------------------
Secretary                              Chairman of the Board and CEO



(Corporate Seal)



ATTEST:                                HAEMONETICS CORPORATION


/s/ Alicia R. Lopez                    /s/ J. Neal Armstrong
-------------------------              -----------------------------
                                       Chief Financial Officer



(Corporate Seal)